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Exhibit 23.1

Consent of PricewaterhouseCoopers LLP

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-89218) and in the Registration Statement on Form S-8 (No. 33-59870-S) of Integrated Security Systems, Inc. of our report dated August 26, 1998, except as to Notes 6 and 14, which are as of October 12, 1998 appearing on page 16 of this Form 10-KSB.



PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
October 12, 1998